UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2016

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Zachary P. Graham as Chief Accounting Officer (Principal Accounting Officer)

On May 10, 2016, the board of directors of Sentio Healthcare Properties, Inc. (the “Company”) appointed Zachary P. Graham as its Chief Accounting Officer. In this capacity, he will serve as the Company’s principal accounting officer.

Mr. Graham, 35, most recently served as Controller for the Company from March 2012 to April 2016. Prior to joining the Company, Mr. Graham served as the Director of Financial Reporting at the The LGL Group, Inc. from February 2011 to March 2012. Mr. Graham, a certified public accountant, also previously worked in the audit practice of KPMG LLP from December 2004 to February 2011. He received a degree in finance and economics from the University of Notre Dame and an M.S. in tax from the University of Central Florida.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: May 16, 2016	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer